EXHIBIT 99.4

FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS

DHT HOLDINGS, INC.

Subscription Lots, Each Representing 200 Shares of Common Stock and One Share of Series A Participating
Preferred Stock

Offered Pursuant to the Subscription Privileges Distributed to
Holders of Record of Common Stock, as of the Record Date,
of DHT Holdings, Inc.

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To Our Clients:

Enclosed for your consideration is a prospectus supplement (the “Prospectus Supplement”) dated March 19, 2012 relating to the equity offering (the “Equity Offering”) by DHT Holdings, Inc. (the “Company”) of non-transferable subscription privileges (each a “Subscription Privilege”) to subscribe for and purchase one round subscription lot (a “Subscription Lot”) at the purchase price of $280 (the “Subscription Lot Price”), representing 200 shares of the Company’s common stock (the “Common Stock”) at a purchase price of $0.70 per share and one share of the Company’s Series A Participating Preferred Stock (the “Preferred Stock”) at a purchase price of $140 per share, distributed to all ultimate holders of record, as reflected on the books and records of The Depository Trust Company and DTC participants as well as registered holders other than DTC, as of 5:00 p.m., New York City time, on March 29, 2012 (such date, the “Record Date,” and such holders, the “Record Date Holders”). The Subscription Privileges, the Subscription Lots, the Common Stock and the Preferred Stock are described in the Prospectus Supplement.

The Subscription Privileges will expire if not exercised, at 5:00 p.m., New York City time, on April 27, 2012 (the “Expiration Date”), unless extended by the Company, as described in the Prospectus Supplement.

Upon the satisfaction of certain conditions and subject to adjustments described in the Prospectus Supplement, each share of Preferred Stock will become exchangeable at the holder’s option for, and on or after June 30, 2013 will automatically be exchanged for, approximately 200 shares of common stock.  Subject to certain adjustments, upon such exchange, each share of Preferred Stock shall entitle the holder thereof to receive 200 shares of Common Stock and, upon the distribution of 200 shares of Common Stock to the holder, each such share of Preferred Stock shall be automatically cancelled and have no further value. The Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “DHT.” The Subscription Privileges will be evidenced by subscription forms (the “Subscription Forms”), which will be non-transferable. The Preferred Stock will not be listed for trading on any stock exchange.

As described in the Prospectus Supplement, you will receive one Subscription Privilege for every 250 shares of Common Stock carried by us in your account as of 5:00 p.m., New York City time, on the Record Date.  Record Date Holders are entitled to participate in the Equity Offering and exercise their Subscription Privileges, prior to the Expiration Date, in accordance with the following:

1.                                       Basic Subscription Privilege:  Subject to the restrictions described in the Prospectus Supplement, each Subscription Privilege entitles the holder thereof to purchase one Subscription Lot, at a purchase price of $280, representing 200 shares of Common Stock at a purchase price of $0.70 per share and one share of Preferred Stock at a purchase price of $140 per share (the “Basic Subscription Privilege”). A Record Date Holder will only be entitled to subscribe for a whole number of Subscription Lots.

2.                                       Oversubscription Privilege:  Record Date Holders who fully exercise all of their Basic Subscription Privileges will be entitled to subscribe for any Subscription Lots that remain unsubscribed after the exercise of all Basic Subscription Privileges (such unsubscribed

Subscription Lots, the “Excess Subscription Lots”), up to a cap of, when taken together with the Subscription Lots purchased pursuant to such holder’s Basic Subscription Privilege, 45,720 Subscription Lots (the “Oversubscription Cap”), subject to certain limitations set forth in the Prospectus Supplement (the “Oversubscription Privilege”).  The number of Subscription Lots subscribed for by a Record Date Holder pursuant to such Record Date Holder’s Oversubscription Privilege is referred to as such holder’s “Oversubscription Lots.”  If there is a sufficient number of Excess Subscription Lots available to fully satisfy the Oversubscription Lots subscribed for by all Record Date Holders, the subscription of each Record Date Holder for Oversubscription Lots will be honored in full, subject to the applicable Oversubscription Cap. If insufficient Subscription Lots are available to fully satisfy the Oversubscription Lot subscriptions of all Record Date Holders, then each Record Date Holder that oversubscribed will be allocated its pro rata portion of the Excess Subscription Lots. For the purposes of this paragraph, “pro rata portion” means the product, rounded down to the nearest whole number, of the number of Excess Subscription Lots multiplied by the quotient determined by dividing (x) such Record Date Holder’s Oversubscription Lots by (y) the aggregate Oversubscription Lots of all Record Date Holders.  In the event that, after the allocation of the Excess Subscription Lots described above, there remain Excess Subscription Lots that have not been allocated (because of rounding or otherwise), the Subscription Agent shall allocate (by random allocation or such other process as the Subscription Agent shall select in its sole discretion) each remaining Excess Subscription Lot among those Record Date Holders not allocated all of its Oversubscription lots, subject to the Oversubscription Cap.

3.                                       Limit on Subscription Privilege:  The Company reserves the right, to be exercised in its sole and absolute discretion, to limit the exercise of any Oversubscription Privilege to ensure that no Record Date Holder, together with its affiliates and certain groups of shareholders to which such Record Date Holder belongs, would beneficially own more than 9.99% of the aggregate voting power of the Company’s outstanding capital stock after giving effect to the transactions contemplated in the Prospectus Supplement or to avoid any adverse U.S. federal income tax consequences.

4.                                       Representations and Warranties:  In submitting the Subscription Form or other documentation to subscribe for any Subscription Lots, each Record Date Holder agrees, represents and warrants that, after giving effect to the purchase of any Common Stock and Preferred Stock by such Record Date Holder, its affiliates and certain groups of shareholders to which such Record Date Holder belongs, in the Equity Offering (including any Common Stock and Preferred Stock purchased pursuant to the Oversubscription Privilege described above), as of May 2, 2012, the Record Date Holder, together with its affiliates and certain groups of shareholders to which such Record Date Holder belongs, will not beneficially own more than 9.99% of the aggregate voting power of the Company’s outstanding capital stock after giving effect to the transactions contemplated in the Prospectus Supplement.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF THE SUBSCRIPTION PRIVILEGES MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Subscription Lots to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus Supplement. We urge you to read the Prospectus Supplement carefully before instructing us to exercise your Subscription Privileges.

If you wish to have us, on your behalf, exercise the Subscription Privileges for any Subscription Lots to which you are entitled, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form attached hereto.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Subscription Privileges on your behalf in accordance with the provisions of the Equity Offering. The Equity Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Subscription Privileges, such exercise may not be revoked.

Additional copies of the enclosed materials may be obtained from Georgeson Inc., the Information Agent. The Information Agent’s telephone number is (212) 440-9800 (for banks and brokerage firms) or (888) 566-3252 (for stockholders). Any questions or requests for assistance concerning the Equity Offering should be directed to the Information Agent.

Very truly yours,

DHT Holdings, Inc.

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledges receipt of our letter and the enclosed materials relating to the grant by DHT Holdings, Inc. (the “Company”) of non-transferable subscription privileges (each a “Subscription Privilege”) to subscribe for and purchase one round subscription lot (a “Subscription Lot”) at the purchase price of $280 (the “Subscription Lot Price”), representing 200 shares of the Company’s common stock (the “Common Stock”) at a purchase price of $0.70 per share and one share of the Company’s Series A Participating Preferred Stock (the “Preferred Stock”) at a purchase price of $140 per share, distributed to all ultimate holders of record, as reflected on the books and records of The Depository Trust Company and DTC participants as well as registered holders other than DTC, as of 5:00 p.m., New York City time, on March 29, 2012 (such date, the “Record Date,” and such holders, the “Record Date Holders”).

This will instruct us whether to exercise your Subscription Privileges to purchase Subscription Lots, pursuant to the terms and subject to the conditions set forth in the Company’s prospectus supplement (the “Prospectus Supplement”) dated March 19, 2012 and the related “Instructions as to Use of DHT Holdings, Inc. Subscription Forms.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE THE SUBSCRIPTION PRIVILEGES to purchase Subscription Lots.

Box 2.	☐	Please EXERCISE THE SUBSCRIPTION PRIVILEGES to purchase Subscription Lots as set forth below:

Number of Subscription Lots being purchased:

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGES:

I subscribe for Subscription Lots	x $ 280	= $
(no. of Subscription Lots)	(Subscription Lot Price)	(payment amount enclosed)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGES:

If you wish to subscribe for additional Subscription Lots pursuant to your Oversubscription Privilege:

I subscribe for Subscription Lots	x $ 280	= $
(no. of Subscription Lots)	(Subscription Lot Price)	(payment amount enclosed)

NOTE: IF INSUFFICIENT SUBSCRIPTION LOTS ARE AVAILABLE TO FULLY SATISFY THE OVERSUBSCRIPTION PRIVILEGE REQUESTS OF ALL SUBSCRIPTION PRIVILEGE HOLDERS, THE AVAILABLE UNSUBSCRIBED SUBSCRIPTION LOTS WILL BE ALLOCATED ON A PRO RATA BASIS AS SET FORTH IN THE PROSPECTUS SUPPLEMENT AND SUBJECT TO EACH SUBSCRIPTION PRIVILEGE HOLDER’S OVERSUBSCRIPTION CAP.

(c) Total Amount of Payment Enclosed =	$

I am (we are) making the total subscription payment required in the following manner:

Box 3.	☐	Payment in the following amount is enclosed: $ ; or

Box 4.	☐	Please deduct payment of $ from the following account maintained by you as follows:

Type of Account:	Account No.:

(The total of Box 3 and Box 4 must equal the total subscription payment specified above.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•                                          irrevocably elect to purchase the number of Subscription Lots indicated above upon the terms and conditions specified in the Prospectus Supplement;

•                                          agree that if I (we) fail to pay for the Subscription Lots I (we) have elected to purchase, you may exercise any remedies available to you under law;

•                                          understand that my (our) exercise of the Subscription Privilege may not be withdrawn; and

•                                          agree, represent and warrant that, after giving effect to the purchase in the Equity Offering of any Common Stock and Preferred Stock (including any Common Stock and Preferred Stock purchased pursuant to the Oversubscription Privilege described above), as of May 2, 2012, I (we), any of my (our) affiliates and certain groups of shareholders to which I (we) belong will not beneficially own more than 9.99% of the aggregate voting power of the Company’s outstanding capital stock after giving effect to the transactions contemplated in the Prospectus Supplement.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, custodian bank or other nominee holder of non-transferable subscription privileges (each a “Subscription Privilege”), granted by DHT Holdings, Inc. (the “Company”) to the ultimate holders of record, as reflected on the books and records of The Depository Trust Company and DTC participants as well as registered holders other than DTC, as of 5:00 p.m., New York City time, on March 29, 2012 (such date, the “Record Date,” and such holders, the “Record Date Holders”), to subscribe for and purchase one round subscription lot (a “Subscription Lot”) at the purchase price of $280, representing 200 shares of the Company’s common stock (the “Common Stock”) at a purchase price of $0.70 per share and one share of the Company’s Series A Participating Preferred Stock (the “Preferred Stock”) at a purchase price of $140 per share pursuant to the equity offering (the “Equity Offering”) described in the Company’s prospectus supplement dated March 19, 2012, hereby certifies to the Company and to American Stock Transfer & Trust Company, LLC, as subscription agent for the Equity Offering, that the undersigned has:

(1) exercised the number of Subscription Privileges specified below on behalf of beneficial owners (which may include the undersigned); and

(2) listed separately below for each beneficial owner (without identifying the beneficial owner) the number of Subscription Privileges each beneficial owner has elected to exercise.

The undersigned further certifies that each subscriber for whose account the undersigned is subscribing for Subscription Lots is a bona fide beneficial owner of Common Stock as of 5:00 p.m., New York City time, on the Record Date for the Equity Offering and that such beneficial ownership is reflected on the undersigned’s records. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems reasonably necessary to verify the foregoing.

Number of Shares of Common Stock Owned on the Record Date	Number of Basic Subscription Privileges Exercised	Number of Oversubscription Privileges Exercised

Provide the following information if applicable:

Depository Trust Company (“DTC”)

Participant Number:

Participant Name:

By:
Name:
Title:

DTC Subscription Confirmation Number(s)